UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2006

TWC Holding LLC
(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 6, 2006 our Operating Company, Wornick, announced plans to relocate our assembly operations of our Right Away Division in McAllen, Texas to our Cincinnati, Ohio location in order to better position the Company’s production and assembly operations from a geographical standpoint, simplify our logistics and reduce cost and delivery times to our customers. We anticipate that our consolidation will be completed at the end of the third quarter 2006.

We anticipate total pretax charges incurred to complete the restructuring will be approximately $4.1 million. Of the $4.1 million, $1.3 million will be paid out to the 244 employees (under pay to stay severance arrangements) currently located at our McAllen, Texas assembly facilities all of which we anticipate will be terminated upon completion of the consolidation. The remaining expenditures are related to accelerated depreciation on our property & equipment of approximately $2.8 million which we anticipate will be abandoned upon our exit from the McAllen, Texas facilities.

Further information related to our restructuring is included as part of Item 2. Management Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarterly period ended April 1, 2006 as filed with the Securities and Exchange Commission on May 16, 2006.

Safe Harbor Statement

Item 2.05 of this Current Report on Form 8-K/A contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated costs relating to the planned consolidations of the McAllen, Texas assembly operations. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: the timing of the consolidation of the assembly and manufacturing operations; and amounts for cash and non-cash expenses. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Forms 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWC Holding LLC

	By:	/s/ BRIAN A. LUTES
Name: Brian A. Lutes
Title: Chief Financial Officer and Treasurer

Dated: May 19, 2006